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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


 Pursuant to Section 13 or Section 15(d) Of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 19, 2003


                           Markland Technologies, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)


     Florida                       000-28863                 84-1331134
----------------------------  ------------------------     -----------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)


      54 Danbury Road, #207
         Ridgefield, CT                                       06877
       -----------------------                       -----------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (203) 894-9700
                                                   -----------------------


                                 Not Applicable
                             -----------------------
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

         ASSET PURCHASE

         On March 19, 2003, Markland Technologies, Inc. ("Markland" or the "Company") and ASI Technology Corporation, a Nevada corporation, ("ASI") entered into a Technology Purchase Agreement (the "Agreement"). Under the Agreement, ASI agreed to sell and the Company agreed to purchase certain assets relating to ASI's gas plasma antenna technology, including patents, patent applications, equipment, government contract rights and other intellectual property rights. The closing of the transaction will occur on the earlier of the date the last of the government contracts are assigned to Markland or ninety days after the date of the Agreement (June 17, 2003). ASI will be responsible for the performance of its obligations under the contracts until they are assigned to Markland and will pay Markland all of its revenues from the contracts billed for periods after April 1, 2003. Markland has agreed to use its best efforts to manage and administer the contracts during this period prior to closing and to pay ASI a fee of $2,500 per month for administrative support.

         In consideration, Markland agreed to pay ASI $1,150,000 dollars. $150,000 in cash, $10,000 of which was paid on execution of the Agreement and $10,000 of which is payable every thirty days following the date of execution of the Agreement until the closing, at which time the remaining balance is due and payable. In addition to the cash payment, Markland is required to issue to ASI, on closing, $1,000,000 dollars worth of Markland common stock at the then current market price. In the event that Markland fails to register such stock on behalf of ASI, Markland will have to issue an additional $150,000 of stock to ASI.

         ASI may be entitled to receive additional shares of Markland common stock in certain circumstances if Markland effects a reverse split of its outstanding stock within 18 months after the closing date or if a registration statement for the shares is delayed.

         In connection with the Agreement, ASI and Markland entered into a registration rights agreement entitling ASI to include its shares of Markland common stock in future registration statements filed by Markland under the Securities Act of 1933 in connection with public offerings of Markland common stock.

         Also in connection with the Agreement, ASI and Markland entered into a sublicense agreement pursuant to which ASI has sublicensed to Markland the right to develop and sell products to certain government, military and homeland security customers in the United States and Canada using the Company's plasma sterilization and decontamination technology.

         Delmar Kintner, who has been a consultant to ASI since 1999 assisting in marketing the plasma antenna technology, was appointed CEO and a director of Markland in December of 2002.

         The closing of the sale of the plasma antenna technology is subject to a number of conditions and the Agreement may be terminated prior to closing under certain circumstances. See the text of the Agreement attached as an Exhibit to this Form 8-K.

Item 5. Other Events and Regulation FD Disclosure.

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         EQUITY LINE

         On March 27, 2003 Markland Technologies, Inc. entered into a Private Equity Credit Agreement with Market LLC ("Market"). Markland agreed to issue and sell to Market LLC between $1,000,000 and $10,000,000 dollars worth of its common stock over the next three years. Prior to any sales, the Company is required to file a registration statement with the Securities and Exchange Commission, relating to the shares to be issued, and to have such registration statement declared effective.

         After the registration statement is declared effective, Markland will be able to put shares to Market according to the terms outlined in the agreement. The minimum put amount is $1,000,000 dollars over the life of the agreement and $25,000 per put. Failure to satisfy the minimum put requirement over the life of the Private Equity Credit Agreement will result in a charge to Markland. The maximum put amount is $10,000,000 over the life of the agreement and the lesser of $500,000 dollars or an amount in dollars equal to the value in dollars of 250% of the average daily volume for the twenty trading days immediately preceding the put.

         Shares will be issued to Market, in connection with each put, at 92% of the average of the closing bid prices for the lowest (3) three (not necessarily consecutive) trading days during the (10) trading day period immediately following the put date. Under certain conditions, the Company will be required to issue additional shares and/or accrue financial penalties.

         SERIES D PREFERRED

         On March 27, 2003, the Company entered into an agreement with Eurotech, Ltd., its majority shareholder, to exchange 100 million shares of the Company's common stock for shares of Series D Convertible Preferred Stock of Markland having a liquidation value of $16 million.

         The preferred stock is convertible into shares of the Company's common stock at a variable percentage of the then current market price, subject to certain adjustments. If the market price of Markland common stock is less than or equal to $0.05, it is convertible at 80% of the market price. If the market price is greater than $0.05%, but less than or equal to $0.10%, at 75% of the market value. If the market price is greater than $0.10, but less than or equal to $0.15, at 70% of the market price. And if the market price is greater than $0.15, at 65% of the market price.

         Markland can redeem the Series D preferred according to the following schedule. During the first 180 days after the closing it can be redeemed at 120% of the stated value and accrued dividends. From 181 days until 270 days it can be redeemed for 125% of the stated value and dividends. From 271 days and ending 360 days after the closing it can be redeemed for 135% of the stated value and dividends.

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Item 7. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit
No.               Description and Location Reference
--------          -----------------------------------

10.1 Technology Purchase Agreement, dated as of March 19, 2003, by and Between ASI Technology Corporation and Markland Technologies, Inc.

10.2 Exchange Agreement, dated as of March 27, 2003, by and between Eurotech, Ltd. and Markland Technologies, Inc.

99.1 Press release of the Company relating to the private equity line financing.

99.2              Press release of the Company relating to the exchange.

99.3 Press release of the Company relating to the ASI technology purchase.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 4, 2003                               Markland Technologies, Inc.



                                            BY: /s/ Kenneth P. Ducey, Jr.
                                            ----------------------------------
                                            Kenneth P. Ducey, Jr.
                                            Executive Vice President and CFO

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